Exhibit 4.8

[FACE OF SECURITY]

REGISTERED	REGISTERED

No. FXR

CUSIP

CATERPILLAR FINANCIAL SERVICES CORPORATION

MEDIUM-TERM NOTE, SERIES L

(Fixed Rate)

[Insert if the Security is to be a Global Security – This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:	INTEREST RATE:	MATURITY DATE:

SPECIFIED CURRENCY: ☐ U.S. dollars	OPTION TO ELECT PAYMENT IN U.S. DOLLARS (only applicable if Specified Currency is other than U.S. dollars):	AUTHORIZED DENOMINATIONS (only applicable if the Authorized Denomination is other than $1,000 or if Specified Currency is other than U.S. dollars):

☐ Other:	☐ Yes ☐ No

EXCHANGE RATE AGENT (if other than U.S. Bank Trust N.A.):		THIS NOTE IS A: ☐ Global Note ☐ Certificated Note (only applicable if Specified Currency is other than U.S. dollars)

ORIGINAL ISSUE DISCOUNT NOTE:	TOTAL AMOUNT OF OID:	ISSUE PRICE (expressed as a percentage of aggregate principal amount):
☐ Yes ☐ No

INTEREST PAYMENT DATES:	REGULAR RECORD DATES:

REDEMPTION DATE(S) (including any applicable regular or special record dates):	REDEMPTION PRICE(S):	TERMS OF AMORTIZING NOTES:

REPAYMENT DATE(S) (including any applicable regular or special record dates):	REPAYMENT PRICE(S):

OTHER TERMS:	STATED MATURITY EXTENSION OPTION:	INTEREST RATE RESET OPTION:
[See Addendum hereto for optional redemption provisions.]
	☐ Yes ☐ No	☐ Yes ☐ No

	EXTENSION PERIOD(S) AND FINAL MATURITY DATE (only applicable if option to extend stated maturity):	OPTIONAL RESET DATES (only applicable if option to reset interest rates):

	BASIS FOR INTEREST RATE DURING EXTENSION PERIOD (only applicable if option to extend stated maturity):	BASIS FOR INTEREST RATE RESET (only applicable if option to reset interest rates):

CATERPILLAR FINANCIAL SERVICES CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [Insert if the Security is to be a Certificated Security – ______________] [Insert if the Security is to be a Global Security – Cede & Co., as nominee for The Depository Trust Company], or registered assigns, the Principal Amount stated above on the Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or, in the case of a Note issued upon registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on the Interest Payment Dates set forth above and on the Maturity Date, commencing on the first such Interest Payment Date next succeeding the Original Issue Date, provided that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date, at the rate per annum set forth above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day), as the case may be, next preceding the applicable Interest Payment Date or otherwise on the Regular Record Dates (whether or not a Business Day) set forth above; provided, however, that interest payable at the Maturity Date will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Unless otherwise specified on the face hereof, payments of principal of (and premium, if any) and interest on this Note will be made in the applicable Specified Currency, provided, however, that if this Note is denominated in a Specified Currency other than United States dollars (a “Foreign Currency Note”) payments of principal of (and premium, if any) and interest hereon will [insert if the Security is to be a Global Security – be made in United States dollars unless the beneficial holder hereof gives notice to the Depositary that it elects to receive payments in such Specified Currency. Upon receipt of such notice, the Depositary will notify the Trustee of the portion of the payment to be made by the Trustee which is to be made in the Specified Currency and the applicable wire transfer instructions. In such event, the Trustee will pay the beneficial holder directly.] [insert if the Security is to be a Certificated Security – nevertheless be made in United States dollars if the Holder hereof elects to receive all payments in respect hereof in United States dollars by delivery of a written request to the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be. Such election may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of such a Note may elect to receive payment in United States dollars for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be.]

Payment of the principal of (and premium, if any) and interest on this Note due at Maturity in United States dollars will be made in immediately available funds, provided that this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures.

[Insert if the Security is to be a Certificated Security – Payment of the principal of (and premium, if any) and interest on this Note due at Maturity in United States dollars will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in immediately available funds. Payment of interest (other than interest due at Maturity) will be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, unless otherwise specified on the face hereof, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive such payment of interest in United States dollars by wire transfer of immediately available funds to such account with a bank located in the United States as shall be designated by such person, but only if appropriate payment instructions have been received in writing by the Trustee on or prior to the Regular Record Date.] [Insert if the Security is to be a Global Security – Payment of the principal of (and premium, if any) and interest (other than interest payable at Maturity) on this Note in United States dollars will be made by transfer of immediately available funds to the Depositary or its nominee.]

All payments of principal (and premium, if any) and interest in a Specified Currency other than United States dollars will be made in the manner set forth on the reverse hereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	CATERPILLAR FINANCIAL SERVICES CORPORATION

[SEAL]	By:
Name: Kristen R. Covey
Title: Executive Vice President and Chief Financial Officer

ATTEST:

Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By
Authorized Officer

[BACK OF SECURITY]

CATERPILLAR FINANCIAL SERVICES CORPORATION

MEDIUM-TERM NOTE, SERIES L

(Fixed Rate)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture dated as of March 29, 2023 (herein called the “Indenture”), between the Company and U.S. Bank Trust National Association (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof. The Notes of this series may be denominated in different currencies, bear different dates, mature at different times and bear interest at different rates.

Interest payments for this Note will include interest accrued from and including the last date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or provided for) to but excluding the Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

If the Company has the option with respect to this Note to reset the interest rate, such option will be indicated on the face hereof, together with (i) the date or dates on which such interest rate may be reset (each an “Optional Reset Date”) and (ii) the basis or formula, if any, for such resetting. The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the Holder hereof a notice (the “Reset Notice”), first class, postage prepaid, setting forth (i) the election of the Company to reset the interest rate, (ii) such new interest rate, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Note (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Trustee to mail notice of such higher interest rate first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. If the interest rate is reset on an Optional Reset Date this Note will bear such higher interest rate.

If the Company elects to reset the interest rate of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to the principal amount hereof plus any accrued interest to such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the Holder hereof must follow the procedures set forth below for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a Holder who has tendered this Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

If the Company has the option to extend the Stated Maturity of this Note for one or more periods (each an “Extension Period”) up to but not beyond a date (the “Final Maturity Date”) set forth on the face hereof, such option will be indicated on the face hereof together with the basis or formula, if any, for setting the interest rate applicable to any such Extension Period. The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity of this Note in effect prior to the exercise of such option (the “Original Stated Maturity”). No later than 40 days prior to the Original Stated Maturity, the Trustee will mail to the Holder hereof a notice (the “Extension Notice”) relating to such Extension Period, first class, postage prepaid, setting forth (i) the election of the Company to extend the Stated Maturity of this Note, (ii) the new Stated Maturity, (iii) the interest rate applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder hereof, the Stated Maturity of this Note shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity for this Note, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by mailing or causing the Trustee to mail notice of such higher interest rate first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate for the Extension Period.

If the Company elects to extend the Stated Maturity of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company at the Original Stated Maturity at a price equal to the principal amount hereof plus any accrued interest to such date. In order for this Note to be so repaid on the Original Stated Maturity, the Holder hereof must follow the procedures set forth below for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that a Holder who has tendered this Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

Unless one or more Redemption Dates is specified on the face hereof, this Note shall not be redeemable at the option of the Company before the Maturity Date specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) is so specified, this Note is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail or any manner provided in the Indenture, mailed not less than 10 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that remains outstanding after such redemption is an Authorized Denomination as defined herein.

Unless one or more Repayment Dates is specified on the face hereof, this Note shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof. If one or more Repayment Dates (or ranges of Repayment Dates) is so specified, this Note is subject to repayment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. For this Note to be repaid at the option of the Holder, the Trustee must receive at the principal office of its Corporate Trust Department in The City of New York, at least 30 days but not more than 45 days prior to the Repayment Date on which this Note is to be repaid, this Note and a statement that the option to elect repayment is being exercised thereby. Exercise of the repayment option by the Holder shall be irrevocable except to the extent permitted in connection with an interest rate reset or an extension of maturity, each as described above. The repayment option with respect to this Note may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that remains outstanding after such repayment is an Authorized Denomination as defined herein.

[Insert if the Security is to be a Certificated Security – In the event of redemption or repayment of this Note in part only, a new Note or Notes of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.]

[Insert if the Security is to be a Global Security – In the event of redemption or repayment of this Note in part only, the principal amount shall be reduced.]

If this is a Foreign Currency Note to be paid in United States dollars, the United States dollar amount to be received in respect hereof will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation for United States dollars received by such Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day (as defined below) preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of this Note. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company’s control, in which case the Company will be entitled to make payments in respect hereof in United States dollars as provided below. All currency exchange costs will be borne by the Holder hereof by deductions from such payments.

If a Holder is to receive payments in a Specified Currency other than United States dollars as described on the face hereof, payments of principal of (and premium, if any) and interest will be paid in immediately available funds by wire transfer to an account maintained by the Holder with a bank designated by the Holder (which in the case of Global Securities will be the Depositary or its nominee) on or prior to the Regular Record Date or at least 15 days prior to Maturity, as the case may be, provided that such bank has the appropriate facilities for such a payment in the Specified Currency, provided, however, that with respect to payments of principal and premium, if any, and interest at Maturity this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures, which shall require presentation no later than two Business Days prior to Maturity in order to ensure the availability of immediately available funds in the Specified Currency at Maturity.

If payment on this Note is required to be made in a Specified Currency other than United States dollars and such currency is unavailable in the good faith judgment of the Company due to the imposition of exchange controls or to other circumstances beyond the Company’s control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to this Note shall be made in United States dollars until such currency is again available or so used. The amount so payable on any date in such Specified Currency shall be converted into United States dollars at a rate determined by the Exchange Rate Agent on the basis the noon buying rate for cable transfers in The City of New York as determined by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Specified Currency on the second Business Day prior to such payment, or, if the Market Exchange Rate is not then available, the most recently available Market Exchange Rate or as otherwise determined in good faith by the Company if the foregoing is impracticable.

If this is a Foreign Currency Note, in the event of an official redenomination of such foreign currency (including, without limitation, an official redenomination of a foreign currency that is a composite currency) the obligations of the Company with respect to payments on this Note denominated in such currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. No adjustment will be made to any amount payable under this Note as a result of (a) any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Unless otherwise specified on the face hereof, if this Note is an Original Issue Discount Note (as defined below) and is redeemed by the Company or repaid at the option of the Holder, each as described above, or if this Note is an Original Issue Discount Note and the principal hereof is declared to be due and payable immediately pursuant to this paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the aggregate principal amount of this Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, as applicable, which accrual shall be calculated using the “interest method” (computed in accordance with generally accepted accounting principles) in effect on the date of redemption, repayment or declaration. Unless otherwise specified on the face hereof, an Original Issue Discount Note is a Note which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its stated redemption price at maturity, multiplied by the number of complete years from the Original Issue Date to the Maturity Date for this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding of all series to be affected (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain continuing defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions where, upon the Company’s direction and satisfaction of certain conditions, the Indenture shall cease to be of further effect with respect to the Notes, subject to the survival of specified provisions of the Indenture. The Indenture also contains provisions for defeasance of certain obligations of the Company under this Note and the Indenture and covenant defeasance of certain obligations of the Company under the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed. However, the Indenture limits the Holder’s right to enforce the Indenture and this Note.

As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

[Insert if the Security is a Global Security – This Note is a Global Note and shall be exchangeable for Notes registered in the names of Persons other than the Depositary with respect to this Global Note or its nominee only if (A) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (B) the Company in its discretion executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes. If this Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes issuable in Authorized Denominations (as defined below), registered in such names as such Depositary shall direct.]

The Notes of this series are issuable, in the case of Notes denominated in United States dollars, in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof (or in such other U.S. dollar authorized denomination as set forth on the face hereof) and, in the case of Notes denominated in a Specified Currency other than United States dollars, in the authorized denominations set forth on the face hereof (in each case, an “Authorized Denomination”). As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

“Business Day” means (a) with respect to any Note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and (b) if the Note is denominated in a Specified Currency other than United States dollars, not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country issuing the Specified Currency (but if the Specified Currency is the euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (T2) System, or any successor or replacement thereto, is open). As used in the preceding sentence, “principal financial center” means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, Swiss francs and South African rand, the “principal financial center” shall be The City of New York, Sydney, Toronto, Zurich and Johannesburg, respectively.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Notes of this series may be issued in the form of one or more Global Securities to The Depository Trust Company as depositary for the Global Securities of this series (the “Depositary”) or its nominee and registered in the name of the Depositary or such nominee.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

/	/

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

[CATERPILLAR FINANCIAL SERVICES CORPORATION

MEDIUM-TERM NOTE, SERIES L

(FIXED RATE)

[•]% NOTES DUE [•]

CUSIP: [•]

ADDENDUM TO MEDIUM-TERM NOTE

Optional Redemption:

[Prior to [•] ([•] months prior to the Maturity Date) (the “Par Call Date”),] [the] [The] Company may redeem the Note at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date [(assuming the Note matured on the Par Call Date)] on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus [•] basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Note to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

[On or after the Par Call Date, the Company may redeem the Note, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.]

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appears or appear, as applicable, after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the [Par Call Date] [Maturity Date] (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the [Par Call Date] [Maturity Date] on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the [Par Call Date] [Maturity Date], as applicable. If there is no United States Treasury security maturing on the [Par Call Date] [Maturity Date] but there are two or more United States Treasury securities with a maturity date equally distant from the [Par Call Date] [Maturity Date], one with a maturity date preceding the [Par Call Date] [Maturity Date] and one with a maturity date following the [Par Call Date] [Maturity Date], the Company shall select the United States Treasury security with a maturity date preceding the [Par Call Date] [Maturity Date]. If there are two or more United States Treasury securities maturing on the [Par Call Date] [Maturity Date] or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Holders of this Note being redeemed will receive notice thereof by first-class mail or by any manner provided in the Indenture at least 10 and not more than 60 days before the date fixed for redemption. If fewer than all of the Notes of this series are to be redeemed, the Trustee will select the particular Notes of this series or portions thereof for redemption from the outstanding Notes of this series not previously called, pro rata or by lot, or in such other manner as the Company shall direct.]

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